UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 15, 2015

MOBILE MINI, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12804	86-0748362
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4646 E. Van Buren Street, Suite 400 Phoenix, Arizona	85008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 894-6311

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On May 15, 2015, Mobile Mini, Inc., a Delaware corporation (“Mobile Mini”), completed the sale of its North American wood mobile office fleet to New Acton Mobile Industries LLC (“Acton”) for total cash consideration of $92 million, subject to adjustment as provided in and pursuant to the terms of an Asset Purchase Agreement entered into with Acton on April 16, 2015 (the “Purchase Agreement”).

Mobile Mini and Acton have each made customary representations, warranties and covenants in the Purchase Agreement. The parties have also agreed to provide customary indemnities, and Acton will pay a portion of the purchase price into escrow to secure the indemnification obligations of Mobile Mini, which are subject to customary limitations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2015

MOBILE MINI, INC.

By:	/s/ Christopher J. Miner
Name:	Christopher J. Miner
Title:	Senior Vice President and General Counsel